QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

Certification Pursuant to 18 U.S.C. Sections 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Franklin Financial Services Corporation (the "Corporation") on Form 10-K for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark R. Hollar, Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

  (1)
  The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mark R. Hollar
Mark R. Hollar Chief Financial Officer March 12, 2008

QuickLinks

  Exhibit 32.2